SUB-ITEM 77A1(a)

                           INVESCO STOCK FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         INVESCO STOCK FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Code of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in the charter of the Company (the "Charter"), the board of directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on August 6, 2002, voted to supplement the Articles of Incorporation of the Company, to approve the removal of INVESCO Endeavor Fund and to re-designate the classes of shares of the Company's Common Stock. The supplement is limited to changes expressly authorized by Section 2-105(c) of the Corporations and Associations Law of the State of Maryland and may be made without action by the Company's stockholders.

         SECOND: The total number of shares of stock of the Company immediately prior to the reclassification of shares described herein was ten billion (10,000,000,000) shares, $01 par value per share, having an aggregate par value of one hundred million dollars ($100,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

         INVESCO Basic Value Fund - Class A                      200,000,000
         INVESCO Basic Value Fund - Class B                      200,000,000
         INVESCO Basic Value Fund - Class C                      200,000,000

         INVESCO Dynamics Fund - Investor Class                1,000,000,000
         INVESCO Dynamics Fund - Institutional Class             200,000,000
         INVESCO Dynamics Fund - Class A                         300,000,000
         INVESCO Dynamics Fund - Class B                         300,000,000
         INVESCO Dynamics Fund - Class C                         300,000,000
         INVESCO Dynamics Fund - Class K                         300,000,000

         INVESCO Endeavor Fund - Investor Class                  100,000,000
         INVESCO Endeavor Fund - Class A                         100,000,000
         INVESCO Endeavor Fund - Class B                         100,000,000
         INVESCO Endeavor Fund - Class C                         100,000,000
         INVESCO Endeavor Fund - Class K                         100,000,000

         INVESCO Growth Fund - Investor Class                  1,000,000,000
         INVESCO Growth Fund - Class A                           400,000,000
         INVESCO Growth Fund - Class B                           400,000,000
         INVESCO Growth Fund - Class C                           400,000,000
         INVESCO Growth Fund - Class K                           400,000,000

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         INVESCO Growth & Income Fund - Investor Class           100,000,000
         INVESCO Growth & Income Fund - Class A                  100,000,000
         INVESCO Growth & Income Fund - Class B                  100,000,000
         INVESCO Growth & Income Fund - Class C                  100,000,000
         INVESCO Growth & Income Fund - Class K                  100,000,000

         INVESCO Small Company Growth Fund - Investor Class      500,000,000
         INVESCO Small Company Growth Fund - Class A             200,000,000
         INVESCO Small Company Growth Fund - Class B             200,000,000
         INVESCO Small Company Growth Fund - Class C             200,000,000
         INVESCO Small Company Growth Fund - Class K             200,000,000

         INVESCO S&P 500 Index Fund - Investor Class             100,000,000
         INVESCO S&P 500 Index Fund - Institutional Class        100,000,000

         INVESCO Value Equity Fund - Investor Class              100,000,000
         INVESCO Value Equity Fund - Class A                     100,000,000
         INVESCO Value Equity Fund - Class B                     100,000,000
         INVESCO Value Equity Fund - Class C                     100,000,000
         INVESCO Value Equity Fund - Class K                     100,000,000

         THIRD: The total number of shares of stock of all classes that the Company is authorized to issue is not being increased or decreased by the Board of Directors. The total number of shares of stock of all classes that the Company has authority to issue is ten billion (10,000,000,000) shares of common stock with a par value of one ($0.01) per share of all authorized shares, for an aggregate par value of one hundred million dollars ($100,000,000.00).

         FOURTH: The total number of shares of stock which the Company has the authority to issue pursuant to the reclassification of shares described herein is ten billion (10,000,000,000) shares, $.01 par value per share, having an aggregate par value of one hundred million dollars ($100,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

         INVESCO Basic Value Fund - Class A                      200,000,000
         INVESCO Basic Value Fund - Class B                      200,000,000
         INVESCO Basic Value Fund - Class C                      200,000,000

         INVESCO Dynamics Fund - Investor Class                1,000,000,000
         INVESCO Dynamics Fund - Institutional Class             200,000,000
         INVESCO Dynamics Fund - Class A                         300,000,000
         INVESCO Dynamics Fund - Class B                         300,000,000
         INVESCO Dynamics Fund - Class C                         300,000,000
         INVESCO Dynamics Fund - Class K                         300,000,000

         INVESCO Growth Fund - Investor Class                  1,000,000,000

         INVESCO Growth Fund - Class A                           400,000,000
         INVESCO Growth Fund - Class B                           400,000,000
         INVESCO Growth Fund - Class C                           400,000,000
         INVESCO Growth Fund - Class K                           400,000,000

         INVESCO Growth & Income Fund - Investor Class           100,000,000
         INVESCO Growth & Income Fund - Class A                  100,000,000
         INVESCO Growth & Income Fund - Class B                  100,000,000
         INVESCO Growth & Income Fund - Class C                  100,000,000
         INVESCO Growth & Income Fund - Class K                  100,000,000

         INVESCO Small Company Growth Fund - Investor Class      500,000,000
         INVESCO Small Company Growth Fund - Class A             200,000,000
         INVESCO Small Company Growth Fund - Class B             200,000,000
         INVESCO Small Company Growth Fund - Class C             200,000,000
         INVESCO Small Company Growth Fund - Class K             200,000,000

         INVESCO S&P 500 Index Fund - Investor Class             100,000,000
         INVESCO S&P 500 Index Fund - Institutional Class        100,000,000

         INVESCO Value Equity Fund - Investor Class              100,000,000
         INVESCO Value Equity Fund - Class A                     100,000,000
         INVESCO Value Equity Fund - Class B                     100,000,000
         INVESCO Value Equity Fund - Class C                     100,000,000
         INVESCO Value Equity Fund - Class K                     100,000,000

         FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         SEVENTH: A description of each class of shares of the Company, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as outlined in the Articles of Incorporation of the Company and has not been changed.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

         The undersigned, President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on the _28th__ day of May, 2003.

                                       INVESCO STOCKS FUNDS, INC.



                                       By:      /s/ Raymond R. Cunningham
                                           ------------------------------------
                                              Raymond R. Cunningham, President




ATTEST:


By:      /s/ Glen A. Payne
    --------------------------------
         Glen A. Payne, Secretary